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                              NEVADA POWER COMPANY
---------------------------------------------------------------------NP---------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 8, 1998


TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Nevada Power Company will be held at the Stardust Resort & Casino, Conference Center, 3000 Las Vegas Boulevard South, Las Vegas, Nevada, on Friday, May 8, 1998, at 2:00 P.M. for the following purposes:

1.   To elect three directors to three-year terms.

2. To consider and act upon any other business that may properly be brought before the meeting.

     For easy access to the Annual Meeting room, entry from the Industrial Road entrance is recommended. Please see accompanying map.

     Guest rooms have been reserved at the Stardust Resort & Casino at a special rate for those Nevada Power Company Shareholders who wish to stay any day(s) between Thursday, May 7, and Saturday, May 9, 1998. To obtain this special rate, reservations must be made by APRIL 17, 1998 by calling the Stardust Resort & Casino at (800) 634-6757 or (702) 732-6111, asking for the Convention Desk and identifying yourself with the Group Code NEV598.

     The close of business on March 12, 1998 has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

March 12, l998


                              Richard L. Hinckley
                              Richard L. Hinckley
                              Secretary



         --------------------------------------------------------------
        |    EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE   |
        |        SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT        |
        |             PROMPTLY IN THE ACCOMPANYING ENVELOPE            |
         --------------------------------------------------------------

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                              LOCATION OF 1998
                       ANNUAL MEETING OF SHAREHOLDERS


A map of the location of the 1998 Annual Meeting of Shareholders to be held at the Stardust Resort & Casino, Conference Center, is included in this space. The map shows the area of Las Vegas, Nevada including Sahara Avenue to the North, Tropicana Avenue to the South, Interstate 15 to the West and Paradise Road to the East, as well as the relative location of McCarran Airport and the roads that immediately surround the Stardust Resort and Casino.


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                              NEVADA POWER COMPANY
                             6226 WEST SAHARA AVENUE
                                  P.O. BOX 230
                            LAS VEGAS, NEVADA   89151
                            _________________________


                                PROXY STATEMENT


     The enclosed proxy for the 1998 Annual Meeting of Shareholders is solicited by the Board of Directors of Nevada Power Company (the "Company") and it may be revoked by written notice to the Secretary of the Company at any time prior to its use. All shares represented by valid proxies on the enclosed form, timely received by the Company, will be voted at the meeting or any adjourned session in the manner directed by the shareholder. If no direction is made, the proxy will be voted "FOR" the nominees for Director.

     As of the close of business on March 12, 1998, there were outstanding and entitled to vote 50,671,655 shares of Common Stock. Only holders of Common Stock of record at the close of business on March 12, 1998 will be entitled to vote at the meeting.

     Each share of the Company's Common Stock is entitled to one vote. The total number of shares represented by individual proxies includes shares, if any, owned by shareholders and credited to their accounts under the Company's Stock Purchase and Dividend Reinvestment Plan. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration. An automated system administered by the Company tabulates the votes. Broker non-votes are not counted for purposes of determining whether a proposal has been approved. The first mailing of the proxy and proxy statement to common shareholders will be on or about March 30, 1998.

     The cost of soliciting proxies in the enclosed form is being borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their reasonable expenses in doing so. Proxies also may be solicited personally or by telephone or telegraph by directors, officers, and a few regular employees of the Company in addition to their usual duties, but they will not be specially compensated for these services. The Company has retained Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004 to aid in the solicitation of proxies by similar methods, for which Beacon Hill Partners, Inc. will receive a fee of $3,500, out-of-pocket expenses limited to a total of $2,000 and brokerage forwarding charges.

                                        1
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                             ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation currently provide for a classified board consisting of between three and twelve directors. At present, the Board of Directors (sometimes referred to herein as the "Board") consists of eleven members divided into three classes of three, four and four directors, respectively. One class of directors is elected at each Annual Meeting to serve a three-year term. A brief biography of each nominee for election at the 1998 Annual Meeting is presented below. Management recommends that shareholders vote "FOR" these nominees.

     The proxies solicited by and on behalf of the Board of Directors of the Company will be voted "FOR" the election of the nominees, unless authority to do so is withheld as provided in the enclosed proxy. Although it is not contemplated that any of the nominees will be unable to serve, in the event any nominee should not be available as a candidate for director at the time of the Annual Meeting, the persons named in the proxy will vote for a substitute who will be designated by the present Board of Directors to fill such vacancy.

     The following table sets forth biographical information for the three nominees for director and the other directors of the Company.

                            PRINCIPAL OCCUPATION AND               YEAR FIRST
                            EMPLOYMENT FOR THE PAST FIVE         BECAME DIRECTOR
         NAME          AGE  YEARS AND OTHER INFORMATION          /TERM EXPIRES
---------------------  ---  ------------------------------       ---------------
NOMINEES FOR DIRECTOR:

FRED D. GIBSON, JR.    70   Retired in  1997  as  President    and   1978/1998
                            Chief Executive Officer and in 1998 as
                            Chairman but  remains as a director of
                            American      Pacific      Corporation
                            (manufacturer   of    chemicals    and
                            pollution  abatement  equipment;  real
                            estate development).  Mr.  Gibson  has
                            been affiliated  with American Pacific
                            Corporation   and   its   predecessor,
                            Pacific Engineering  & Production Co.,
                            since l956.  Mr. Gibson  is a graduate
                            of the  University of Nevada and holds
                            a degree in Metallurgical Engineering.
                            He is  Chairman of the Audit Committee
                            and  a   member   of   the   Executive
                            Committee    and     the    Nominating
                            Committee.

                                        2
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                            PRINCIPAL OCCUPATION AND               YEAR FIRST
                            EMPLOYMENT FOR THE PAST FIVE         BECAME DIRECTOR
         NAME          AGE  YEARS AND OTHER INFORMATION          /TERM EXPIRES
---------------------  ---  ------------------------------        --------------

MICHAEL R. NIGGLI      48   President and  Chief Operating Officer   1998/1998
                            of the  Company  effective    February
                            1998. Prior to joining the Company, he
                            was  Senior   Vice  President  of  the
                            Custom  Accounts   Market   Unit   for
                            Entergy, a  New  Orleans-based  global
                            energy company.  Since  1988,  he  has
                            also served  at Entergy as Senior Vice
                            President of  Marketing  and  in  Vice
                            President    positions    for    areas
                            including  fuels,  strategic  planning
                            and customer  service.  Mr. Niggli has
                            a  bachelor's   degree  in  electrical
                            engineering  from   California   State
                            University  at   Long  Beach   and   a
                            master's    degree    in    electrical
                            engineering  from   San  Diego   State
                            University. He  is also  a graduate of
                            the   Harvard    Advanced   Management
                            Program.  He   is  a   member  of  the
                            Executive Committee.



ARTHUR M. SMITH        75   Prior  to   his  retirement  in  1984,   1959/1998
                            Chairman  of   the  Board   of   First
                            Interstate Bank  of Nevada,  N.A.  Mr.
                            Smith is  a  director  of  John  Deere
                            Insurance Group  and the  W.  M.  Keck
                            Foundation.  He  is  Chairman  of  the
                            Compensation Committee and a member of
                            the Audit  Committee and  the  Pension
                            Fund Committee.

                                        3
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                            PRINCIPAL OCCUPATION AND               YEAR FIRST
                            EMPLOYMENT FOR THE PAST FIVE         BECAME DIRECTOR
         NAME          AGE  YEARS AND OTHER INFORMATION          /TERM EXPIRES
---------------------  ---  ------------------------------        --------------

OTHER DIRECTORS:

MARY LEE COLEMAN       61   President   of   Coleman   Enterprises   1980/1999
                            (developer  of  shopping  centers  and
                            industrial parks).   Mrs. Coleman is a
                            graduate of the University of Southern
                            California.   She is  a member  of the
                            Audit Committee   and the Pension Fund
                            Committee.



CHARLES A. LENZIE      60   Chairman  of   the  Board   and  Chief   1983/1999
                            Executive Officer  of the Company. Mr.
                            Lenzie joined  the Company  in 1974 as
                            Vice  President-Finance.      He   was
                            elected Senior  Vice President-Finance
                            and Accounting  Services  in  December
                            1979; President  on February  l,  l983
                            and Chairman  of the  Board and  Chief
                            Executive Officer  on May l, l989.  On
                            August  10,   1995,  Mr.  Lenzie  also
                            assumed  the   position  of  President
                            until February  1998.    Mr. Lenzie is
                            a  graduate   of  the   University  of
                            Illinois  and   a   Certified   Public
                            Accountant.   He is  Chairman  of  the
                            Executive Committee.

                                         4
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                            PRINCIPAL OCCUPATION AND               YEAR FIRST
                            EMPLOYMENT FOR THE PAST FIVE         BECAME DIRECTOR
         NAME          AGE  YEARS AND OTHER INFORMATION          /TERM EXPIRES
---------------------  ---  ------------------------------        --------------

JOHN F. O'REILLY       52   Chairman/CEO  of   the  law   firm  of   1995/1999
                            Keefer,   O'Reilly,    Ferrario    and
                            Lubbers.     Mr.  O'Reilly   is   also
                            Chairman and  Chief Executive  Officer
                            of the  O'Reilly Gaming  Group and  is
                            Chairman of  the Las  Vegas Chamber of
                            Commerce  Foundation.   Mr.   O'Reilly
                            received  his   Juris  Doctorate   and
                            accounting  degrees   from  St.  Louis
                            University  and   his  MBA   from  the
                            University of  Nevada, Las  Vegas.  He
                            is a member of the Audit Committee and
                            the Nominating Committee.



MARY KAYE CASHMAN      46   Chief  Executive   Officer  and   Vice   1997/1999
                            Chairman  of   the  Board  of  Cashman
                            Equipment Company  (one of  the oldest
                            and  largest  Caterpillar  dealers  in
                            North America).  Mrs. Cashman has been
                            involved   with    Cashman   Equipment
                            Company   since   1970,   becoming   a
                            director in 1982 and CEO in 1995.  She
                            holds a  degree in  nursing  from  the
                            University of  Nevada, Las  Vegas  and
                            worked  as   a  registered   nurse  at
                            University Medical  Center from  1982-
                            1987 and  Sunrise Hospital  from 1988-
                            1995.   She   serves on  the boards of
                            the  Nevada   Test  Site   Development
                            Corporation; Mackay  School  of  Mines
                            Advisory Board  at the  University  of
                            Nevada,  Reno;   Bishop  Gorman   High
                            School Endowment Foundation; and McCaw
                            Elementary School of Mines Foundation.
                            She is  a  member  of  the  Nominating
                            Committee   and   the   Pension   Fund
                            Committee.

                                         5
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                            PRINCIPAL OCCUPATION AND               YEAR FIRST
                            EMPLOYMENT FOR THE PAST FIVE         BECAME DIRECTOR
         NAME          AGE  YEARS AND OTHER INFORMATION          /TERM EXPIRES
---------------------  ---  ------------------------------        --------------

JOHN L. GOOLSBY        56   President and  Chief Executive Officer   1991/2000
                            of The Howard Hughes Corporation (real
                            estate investment and land development
                            companies).     Mr.   Goolsby   became
                            affiliated  with   The  Howard  Hughes
                            Corporation   in   l980   and   became
                            President in  1988.   Mr. Goolsby is a
                            director  of   America  West  Holdings
                            Corporation.     Mr.  Goolsby   is   a
                            graduate of the University of Texas at
                            Arlington  and   a  Certified   Public
                            Accountant.   He is  a member  of  the
                            Executive Committee,  the Compensation
                            Committee and the Audit Committee.



JERRY E. HERBST        60   Chief Executive  Officer of   Terrible   1990/2000
                            Herbst, Inc.  (gas station,  car wash,
                            convenience store  chain)  and  Herbst
                            Supply  Co.,   Inc.  (wholesale   fuel
                            distribution), family-owned businesses
                            for which  he has  worked since  l959.
                            Mr. Herbst  is a  partner of the Coast
                            Resorts(hotel  and  casino  industry).
                            Mr.  Herbst   is  a  graduate  of  the
                            University of Southern California.  He
                            is   Chairman    of   the   Nominating
                            Committee  and   a   member   of   the
                            Compensation Committee.

                                        6
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                            PRINCIPAL OCCUPATION AND               YEAR FIRST
                            EMPLOYMENT FOR THE PAST FIVE         BECAME DIRECTOR
         NAME          AGE  YEARS AND OTHER INFORMATION          /TERM EXPIRES
---------------------  ---  ------------------------------        --------------

FRANK E. SCOTT         78   Retired in  1988 as  Chairman  of  the   1972/2000
                            Board and  Chief Executive  Officer of
                            First  Western  Financial  Corporation
                            (holding company of a savings and loan
                            association).    Mr. Scott is Chairman
                            of the  Board of  Sports Media Network
                            and was  previously  Chairman  of  the
                            Board of  American Wollastonite Mining
                            Corporation.   He was also Chairman of
                            the  Board   and  CEO   of  the  Scott
                            Corporation, developer and operator of
                            the Union  Plaza Hotel.      He  is  a
                            member of  the  Compensation Committee
                            and the Pension Fund Committee.



JELINDO A. TIBERTI     78   Chairman   of   the  Board   of  J. A.   1963/2000
                            Tiberti  Construction   Company,  Inc.
                            Mr.   Tiberti    is    a    Registered
                            Professional Engineer.  He is Chairman
                            of the  Pension Fund  Committee and  a
                            member of  the Executive Committee and
                            the Compensation Committee.

                                        7
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                       COMMITTEES OF THE BOARD OF DIRECTORS

   The Committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Pension Fund Committee. The major functions of these Committees are described briefly below.

EXECUTIVE COMMITTEE

    Except for certain powers which, under Nevada law, may only be exercised by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company.

AUDIT COMMITTEE

     The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants. The Audit Committee reviews and considers the comments from the independent public accountants with respect to internal accounting controls and the consideration given or corrective action taken by management to weaknesses, if any, in internal controls. The Audit Committee discusses matters of concern to the Committee, the independent public accountants or management relating to the Company's financial statements or other results of the audit. It also meets with the Company's Director of Internal Audit regarding internal auditing matters and controls.

COMPENSATION COMMITTEE

     The Compensation Committee reviews and recommends to the Board compensation for officers.

NOMINATING COMMITTEE

     The Nominating Committee is empowered to consider and review the qualifications of potential nominees for directors and to recommend to the Board of Directors a slate of nominees for election as directors at the Annual Meeting of Shareholders and, when vacancies occur, candidates for election by the Board of Directors. The Committee will consider nominees recommended by shareholders; written recommendations must be received by the Secretary of the Company not less than thirty days nor more than sixty days prior to the meeting at which directors are to be elected.

PENSION FUND COMMITTEE

     The Pension Fund Committee oversees the investment of the assets of the Company's Qualified Retirement Plan and the Company's 401(k) Plan.

                                         8
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                             MEETINGS AND ATTENDANCE

     During 1997, the Company's Board of Directors met 11 times, the Executive Committee met 9 times, the Compensation Committee met 3 times while the Audit Committee, the Pension Fund Committee and the Nominating Committee each met twice.

     During 1997,  Arthur M. Smith attended 61% of the aggregate meetings of the
Board of  Directors and  Committees on  which he  served.   All other  directors
attended at least 75% of these meetings.

                             DIRECTOR COMPENSATION

     No director who receives a salary from the Company is paid any fees to serve as a director or as a member of any committee of the Board of Directors. Those directors not receiving salaries from the Company (the "Outside Directors") are paid an annual fee of $20,000 plus $1,000 for each directors' meeting attended; an annual fee of $10,000 for serving on the Executive Committee; $1,000 per meeting attended for serving on the Audit Committee, the Compensation Committee, the Nominating Committee, or the Pension Fund Committee and an additional $400 per meeting for serving as Committee Chairman. In addition, the Company provides a $20,000 term life insurance benefit for each of the Outside Directors.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table presents certain information regarding the Company's Common Stock beneficially owned by each director, the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year 1997, and all directors and executive officers of the Company as a group as of December 31, 1997:

                                                  AMOUNT AND
                                                  NATURE OF
                                                  BENEFICIAL     PERCENT OF
     NAME                                         OWNERSHIP         CLASS
    ------                                        -----------    ----------
     Mary Kaye Cashman ........................    8,015(1)         .016%
     Mary Lee Coleman .........................  325,683(2)         .646%
     Fred D. Gibson, Jr. ......................    7,423(3)         .015%
     John L. Goolsby...........................    2,415(4)         .005%
     Jerry E. Herbst...........................    5,100(5)         .010%
     Charles A. Lenzie ........................   13,270(6) (16)    .026%
     John F. O'Reilly..........................    2,000(7)         .004%
     Conrad L. Ryan ...........................    6,738(8)         .013%
     Frank E. Scott ...........................    3,910(5)         .008%
     Arthur M. Smith ..........................    1,200(9)         .002%
     Jelindo A. Tiberti .......................    2,000(10)        .004%
     David G. Barneby .........................    4,834(11)(16)    .010%
     Cynthia K. Gilliam .......................    3,462(12)(16)    .007%
     Richard L. Hinckley ......................    3,446(13)(16)    .007%
     Steven W. Rigazio.........................    5,365(14)(16)    .011%
     All Directors & Executive Officers as a Group
     (18 individuals)(17)......................  397,404(15)(16)    .806%
                                         9
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(1)  6,300 shares held in street name; balance held in shareholder's name.

(2)  158,696 shares held in shareholder's name; balance held in family trust.

(3)  4,600 shares held in street name; balance held in shareholder's name.

(4)  2,000 shares held in street name; balance held in shareholder's name.

(5)  Held in shareholder's name.

(6)  7,830 shares held in street name; balance held in shareholder's name.

(7)  Held in street name.

(8)  Resigned from the Board of Directors January 1, 1998.
     200 shares held in street name; balance held in shareholder's name.

(9)  1,000 shares held in street name; balance held in family trust.

(10) 1,250 shares held in street name; balance held in name of controlled corporation.

(11) 1,136 shares held in street name; 2,088 shares held in shareholder's name; balance held in trust.

(12) 1,478 shares held in street name; balance held in shareholder's name.

(13) 1,861 shares held in shareholder's name; balance held in custodial trust.

(14) 1,750 shares held in shareholder's name; balance held in family trust.

(15) Includes 750 shares held in the name of controlled corporation; 27,794 shares held in street name; 173,997 shares held in trust and 194,863 shares held in shareholders' names.

(16) Of the shares shown, 2,761 shares beneficially owned by Mr. Lenzie, 2,088 shares beneficially owned by Mr. Barneby, 1,984 shares beneficially owned by Mrs. Gilliam, 1,853 shares beneficially owned by Mr. Hinckley, 1,750 shares beneficially owned by Mr. Rigazio, and 12,591 of the shares beneficially owned by all directors and executive officers as a group are held in the Company's 401(k) Plan for the benefit of such shareholders. These shares are fully vested. All shares of Company Common Stock held in the Company's 401(k) Plan are subject to shared voting power with the trustee of the 401(k) Plan.

(17) None of the directors or executive officers own any of the Company's outstanding Cumulative Preferred Stock or Preference Stock.

     The management of the Company does not know of any shareholder holding more than 5% of the Company's Common Stock.
                                       10
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                             EXECUTIVE COMPENSATION

     The following table summarizes the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year 1997, as well as the total compensation paid to each such individual for the Company's two previous years.


                         SUMMARY COMPENSATION TABLE (6)

                                   ANNUAL COMPENSATION
                          ---------------------------------
                                               OTHER ANNUAL   LTIP    ALL OTHER
NAME AND PRINCIPAL         SALARY     BONUS   COMPENSATION  PAYOUTS COMPENSATION
POSITION            YEAR     (1)       (2)       (3)          (4)        (5)
------------------  ----  -------     -----   ------------- ------- ------------

Charles A. Lenzie   1997  $420,904  $ 89,250   $ 7,196      $127,976   $4,750
 Chairman of the    1996   404,616   143,500     6,866         -0-      4,500
 Board and Chief    1995   405,991     -0-       7,252         -0-      4,500
 Executive Officer,
 Director

Steven W. Rigazio   1997   202,269    30,750     13,712       36,337    4,800
 Vice President,    1996   190,154    48,750     11,736        -0-      4,500
 Finance and Plan-  1995   184,000     8,000     10,571        -0-      4,500
 ning, Treasurer,
 Chief Financial
 Officer

Cynthia K. Gilliam  1997   182,269    27,750      8,232       35,288    4,800
 Vice President,    1996   181,192    43,750     14,555        -0-      4,500
 Retail Customer    1995   179,000     8,000      8,310        -0-      4,500
 Services

David G. Barneby    1997   180,908    27,750     10,831       32,818    4,800
 Vice President,    1996   180,014    42,504     11,739        -0-      4,500
 Power Delivery     1995   174,318     8,000      8,143        -0-      4,500

Richard L. Hinckley 1997   175,904    27,000      9,524       29,736    4,800
 Vice President,    1996   159,616    41,250      9,481        -0-      3,609
 Secretary and      1995   151,000     8,000      9,017        -0-      3,445
 General Counsel


(1) Includes lump sum payments, in 1996, of $7,000 for Mrs. Gilliam and $10,000 for Mr. Barneby. Also includes lump sum payments, in 1995, of $16,000 for Mr. Lenzie; $7,000 for Mr. Rigazio; $7,000 for Mrs. Gilliam; $7,000 for Mr. Barneby and $6,000 for Mr. Hinckley.

                                         11
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(2)  Amounts awarded  under the  Short-Term Incentive  Plan for  the  respective fiscal years.

(3) These amounts represent the personal use of Company automobiles and reimbursement for payment of taxes thereon.

(4) The amounts for 1997 represent 50% of the LTIP target awards for the 1995-1997 performance period. The dollar amounts for these awards are estimates of the payouts using the Company's common stock price as of December 31, 1997. The actual dollar amounts are expected to be determined as of March 31, 1998. See Incentive Awards in the Compensation Committee Report on Executive Compensation for a discussion of LTIP Awards.

(5) These amounts represent the Company's contribution to the Company's 401(k) Plan.

(6) The number and value of the aggregate performance restricted shares under the Company's Long-Term Incentive Plan as of December 31, 1997, are 16,797 shares and $446,159 for Mr. Lenzie; 4,882 shares and $129,673 for Mr. Rigazio; 4,553 shares and $120,945 for Mrs. Gilliam; 4,462 shares and $118,514 for Mr. Barneby; and 4,068 shares and $108,065 for Mr. Hinckley, respectively.


             LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

                     PERFORMANCE          ESTIMATED FUTURE PAYOUTS UNDER
                     OR OTHER PERIOD       NON-STOCK PRICE-BASED PLANS
                     UNTIL MATURATION  -----------------------------------------
NAME                 OR PAYOUT          THRESHOLD(#)  TARGET(#)   MAXIMUM(#)
----                 ----------------  -------------  ----------- --------------

Charles A. Lenzie..   Three Years      4,000 shares   8,000 shares 10,000 shares
Steven W. Rigazio..   Three Years      1,189 shares   2,378 shares  2,973 shares
Cynthia K. Gilliam.   Three Years      1,067 shares   2,134 shares  2,668 shares
David G. Barneby...   Three Years      1,037 shares   2,073 shares  2,591 shares
Richard L. Hinckley   Three Years      1,006 shares   2,012 shares  2,515 shares


     The Company's Long-Term Incentive Plan (the "LTIP") gives participants the opportunity to earn awards based on the Company's performance over a three-year performance period. The performance period for the 1997 LTIP awards (the "Awards") began January 1, 1997 and ends December 31, 1999. The Awards of LTIP incentive compensation units (the "Units") earned by the named executive officers will be determined at the end of the three-year performance period based on the ranking of the Company's total shareholder return (i.e., stock price appreciation plus reinvested dividends) in comparison to the Peer Group Companies Index (the "Index"). Common stock of the Company at the rate of one share per Unit earned will be paid to LTIP participants at the end of the performance period. Participants would earn a percentage of the Award based on the percentile rank of the Company's total shareholder return in comparison to the Index, as follows:

                                             PERCENTAGE OF
      PERCENTILE RANK OF COMPANY             AWARD EARNED
      --------------------------             -------------

       Less than 40th.......................      0%
                 40th.......................     50%
                 50th.......................     75%
                 60th.......................     90%
                 75th.......................    100%
                 90th.......................    125%



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the philosophy for compensating the Company's executives and ensuring that all aspects of the Executive Compensation Program are administered consistent with the philosophy. During 1997, the Committee met three times. This report describes the Committee's decisions during 1997 in determining the compensation earned by the Chief Executive Officer (the "CEO"), and all other officers as a group.

     The Omnibus Budget Reconciliation Act of 1993 contained provisions on the deductibility of executive compensation. All compensation paid to the CEO and other proxy-named executives for 1997 is fully deductible. It is the Committee's intention to maintain the complete deductibility in the future;
however, we reserve the right to deviate from this policy when and if we determine it is in the best interests of the Company and its shareholders to do so.

     The Company has retained the services of Towers Perrin, a compensation consulting firm, to assist the Committee in connection with the performance of its various duties. Towers Perrin has been retained in this capacity since
1990. Towers Perrin provides advice to the Committee with respect to the reasonableness of compensation paid to the officers of the Company.

Overall Objectives

     The primary objective of the Executive Compensation Program is to motivate the officers to achieve the Company's goals of providing the Company's shareholders with a competitive return on their investment while at the same time providing its customers with high quality service at a competitive price. The compensation philosophy, therefore, bases a significant portion of each officer's total compensation on the achievement of these goals.
                                        13
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

Compensation Philosophy

     The Executive Compensation Program is reviewed on an annual basis to ensure its alignment with the Company's compensation philosophy. To retain and attract an experienced results-oriented team, the Company's compensation philosophy is to provide a total compensation opportunity between the median and 75th percentile in comparison to both regulated and nonregulated businesses. Each year, the Committee reviews data from the Edison Electric Institute (the "EEI") Executive Compensation Survey of electric utilities and Towers Perrin's annual management compensation survey. In the following performance graph on page 16, the Company's total return to shareholders is compared to that of the electric utilities comprising the Peer Group Companies Index and the S&P 500 Stock Index. The Salomon Electric Utilities Index has been discontinued, however, the companies which comprised the Salomon Electric Utility Index, adjusted for mergers and restructurings, have been used to create the Peer Group Companies Index. The overwhelming majority of the companies in the Peer Group Companies Index participate in the EEI survey database. The companies in the Towers Perrin survey parallel the type and mix of companies comprising the S&P 500 Stock Index.

     The Executive Compensation Program for the officers of the Company is comprised of base salary, annual performance-related awards and a long-term incentive plan. Annual base salary increases reflect the individual's performance and contribution over several years. Annual incentive awards vary directly with annual corporate performance for all officers. The long-term incentive plan approved by the Company's shareholders in 1993 provides officers with the opportunity to earn shares of common stock based on the Company's total return to shareholders compared to a peer group of electric utilities.

     The remainder of this report discusses the administration of the 1997 Executive Compensation Program with respect to the CEO and the other officers as a group.

1997 Base Salary

     The CEO received a salary increase of 3.7% in 1997. All other officers received increases of between 5.1% and 13.3%. For 1997, the CEO's salary and salaries for all other officers as a group were between the 50th and 75th percentile of salaries for comparable positions within the electric utility industry.

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PAGE>
1997 Incentive Awards

     Awards under the Company's Short-Term Incentive Plan for 1997 were based on two corporate performance goals weighted as follows - corporate earnings, 60%; and customer satisfaction, 40%. Specific corporate performance goals were established at the beginning of the year. Achievement of the corporate performance goals were evaluated and taken into consideration in determining 1997 annual incentive awards for all officers.

     The 1997 incentive award earned by the CEO was 21% of salary. The incentive awards for all other officers were 15% of salary. These awards reflected the Company surpassing the targeted earnings goal but not the targeted levels of customer satisfaction.

     Under the Company's LTIP all officers earned 50% of the target awards for the 1995-1997 performance period. The percentile rank of the Company's total shareholder return for 1995-1997 in comparison to the Peer Group Companies Index was 39.2%. Although this standing was just below the 40% threshold specified by the LTIP for a 50% payout, the LTIP leaves final determination of the payout amount to the discretion of the Committee. Due to a trend of marked improvement in the Company's ranking over the last two years, the Committee determined a payout was appropriate. The Company's percentile ranking has trended upwards from 7% in 1995 to 42% in 1996 and to 81% in 1997.

     Under the provisions of the Company's LTIP, the officers of the Company were granted a total number of 20,173 stock units for the 1997-1999 period. The CEO's grant of 8,000 stock units and the grant to all other officers as a group was based on the Company's philosophy of providing the opportunity to earn total compensation between the 50th and 75th percentile of regulated and nonregulated businesses. The actual number of stock units earned by the CEO and all officers as a group will be determined in 2000 based on the Company's total shareholders return as compared to a peer group of electric utilities for the period 1997-1999 or such other measure as the Committee deems appropriate.


                                         COMPENSATION COMMITTEE
                                         Arthur M. Smith
                                         John L. Goolsby
                                         Jerry E. Herbst
                                         Frank E. Scott
                                         Jelindo A. Tiberti

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total returns for the Company's common stock, the S&P 500 Stock Index, and the Peer Group Companies Index. The Salomon Electric Utilities Index, which was the industry comparison index used by the Company last year, has been discontinued. Therefore, going forward, the Company has chosen to compare itself to the Peer Group Companies Index which includes substantially the same companies as the Salomon Electric Utilities Index. The companies that make up the Peer Group Companies Index are listed below.



            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                   NEVADA POWER COMPANY COMMON STOCK (NPC),
                   S&P 500 STOCK INDEX (S&P 500) AND
                   PEER GROUP COMPANIES INDEX (PEER)



Measurement Period
(Fiscal Year Covered)              NPC       S&P 500         PEER
---------------------              ---       -------        -------

Measurement Pt.     -12/31/92      $100      $100           $100
Fiscal Year Ended   -12/31/93      $109      $110           $111
Fiscal Year Ended   -12/31/94      $ 99      $112           $ 98
Fiscal Year Ended   -12/31/95      $117      $153           $129
Fiscal Year Ended   -12/31/96      $116      $189           $131
Fiscal Year Ended   -12/31/97      $163      $252           $166



     Assumes $100 invested on 12/31/92 in Nevada Power Company common stock, S&P 500 Stock Index and Peer Group Companies Index with dividend reinvestment over the period.

The Companies included in the Peer Group Companies Index are the following.

ALLEGHENY ENERGY INC               AMEREN CORP
AMERICAN ELECTRIC POWER            ATLANTIC ENERGY INC
BALTIMORE GAS & ELECTRIC           BOSTON EDISON CO
CAROLINA POWER & LIGHT             CENTERIOR ENERGY CORP
CENTRAL & SOUTHWEST CORP           CINERGY CORP
CIPSCO INC                         CMS ENERGY CORP
CONSOLIDATED EDISON OF NY          DELMARVA POWER & LIGHT
DOMINION RESOURCES INC             DPL INC
DQE INC                            DTE ENERGY CO
DUKE ENERGY CORP                   EASTERN UTILITIES ASSOC
EDISON INTERNATIONAL               ENOVA CORP
ENTERGY CORP                       FIRSTENERGY CORP
FLORIDA PROGRESS CORP              FPL GROUP INC
GPU INC                            HOUSTON INDUSTRIES INC
IDAHO POWER CO                     ILLINOVA CORP
IPALCO ENTERPRISES INC             KANSAS CITY POWER & LIGHT
KU ENERGY CORP                     LG&E ENERGY CORP
LONG ISLAND LIGHTING               MONTANA POWER CO
NEW CENTURY ENERGIES INC           NEW ENGLAND ELECTRIC SYSTEM
NEW YORK STATE ELEC & GAS          NIAGARA MOHAWK POWER
NIPSCO INDUSTRIES INC              NORTHEAST UTILITIES
NORTHERN STATES POWER/MIN          OGE ENERGY CORP
PACIFICORP                         PECO ENERGY CO
PG&E CORP                          PINNACLE WEST CAPITAL
PORTLAND GENERAL CORP              POTOMAC ELECTRIC POWER
PP&L RESOURCES INC                 PUBLIC SERVICE CO OF NEW MEXICO
PUBLIC SERVICE ENTRP               PUGET SOUND ENERGY INC
ROCHESTER GAS & ELECTRIC           SCANA CORP
SIERRA PACIFIC RES                 SOUTHERN CO
TECO ENERGY INC                    TEXAS UTILITES CO
UNICOM CORP                        WESTERN RESOURCES INC
WISCONSIN ENERGY CORP

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
RETIREMENT BENEFITS

     The Company's Qualified Retirement Plan (the "Retirement Plan") for salaried employees provides noncontributory benefits based upon both years of service and the employee's highest consecutive 5-year average annual compensation. Annual compensation includes salary and bonus amounts paid as shown in the Summary Compensation Table. The credited years of service under the Retirement Plan at December 31, 1997 for each of the individuals listed in the Summary Compensation Table are as follows: Charles A. Lenzie, 22 years; Steven W. Rigazio, 12 years; Cynthia K. Gilliam, 22 years; David G. Barneby, 30 years; and Richard L. Hinckley, 11 years. The Retirement Plan includes an early retirement option under which a covered employee may receive a reduced benefit upon early retirement between ages 55 and 62. Benefits payable upon retirement after age 62 are unreduced. Benefits payable under the Retirement Plan must be in compliance with applicable guidelines or maximums prescribed in the Employees Retirement Income Security Act of 1974 as currently stated or as adjusted from time to time.

     The following table sets forth, by example, maximum annual benefits upon retirement on or after age 62 from the Retirement Plan. The amounts shown below represent the application of the Retirement Plan formula to the highest consecutive 5-year average annual earnings and years of service shown.

                                 Maximum Annual Benefit for Specific
Highest                        Years of Credited Service at Retirement
Consecutive 5-Year     ---------------------------------------------------------
Average Earnings       15 Years  20 Years  25 Years  30 Years  35 Years 40 Years
------------------     --------  --------  --------  --------  -------- --------

$150,000 ..........    $38,400   $51,200   $64,000   $76,800   $89,600   $99,600
 200,000 ..........     38,400    51,200    64,000    76,800    89,600    99,600
 250,000 ..........     38,400    51,200    64,000    76,800    89,600    99,600
 300,000 ..........     38,400    51,200    64,000    76,800    89,600    99,600
 350,000 and over..     38,400    51,200    64,000    76,800    89,600    99,600

     The Company has adopted a Supplemental Executive Retirement Plan (the "SERP") in addition to the Retirement Plan. Participation is limited to such officers as the Board of Directors may select. Presently, 28 active or retired designated officers, managers and beneficiaries including the five highest paid officers of the Company, participate in the SERP. Each selected participant who retires on or after age 62 with 25 years of service will receive a SERP retirement benefit equivalent to 60% of his/her highest consecutive 3-year average annual earnings reduced by the Retirement Plan benefit. Annual earnings include wages, salary, bonus earned and the value of other annual compensation amounts as shown in the Summary Compensation Table. Reduced benefits apply to participants who retire with less than 25 years of service or before age 62. Participants with more than 25 years of service at retirement receive an additional benefit equal to 1.5% of their highest consecutive 3-year average annual earnings for each year of service beyond 25 years. The credited years of service under the SERP at December 31, 1997 for each of the individuals listed in the Summary Compensation Table are as follows: Charles A. Lenzie, 23 years; Steven W. Rigazio, 13 years; Cynthia K. Gilliam, 23 years; David G. Barneby, 31 years and Richard L. Hinckley, 12 years.

     The following table sets forth, by example, maximum annual benefits upon retirement on or after age 62 under the combined regular Retirement Plan and the SERP. The amounts shown below represent the application of the SERP formula to the highest consecutive 3-year average annual earnings and years of service shown. The amounts shown do not include Social Security benefits payable upon retirement.

                               Maximum Annual Benefit for Specific
Highest                      Years of Credited Service at Retirement
Consecutive 3-Year   ----------------------------------------------------------
Average Earnings     15 Years  20 Years  25 Years  30 Years  35 Years  40 Years
------------------   --------  --------  --------  --------  --------  --------

$150,000 ........    $ 67,500  $ 78,750  $ 90,000  $101,250  $112,500  $123,750
 200,000 ........      90,000   105,000   120,000   135,000   150,000   165,000
 250,000 ........     112,500   131,250   150,000   168,750   187,500   206,250
 300,000 ........     135,000   157,500   180,000   202,500   225,000   247,500
 350,000 ........     157,500   183,750   210,000   236,250   262,500   288,750
 400,000 ........     180,000   210,000   240,000   270,000   300,000   330,000
 450,000 ........     202,500   236,250   270,000   303,750   337,500   371,250
 500,000 ........     225,000   262,500   300,000   337,500   375,000   412,500

RETIREMENT PLAN FOR OUTSIDE DIRECTORS

     The Company has established a Retirement Plan for the Outside Directors (the "RPOD"). Outside Directors who are first elected after March 12, 1998 are not eligible for benefits under the RPOD. The RPOD provides a maximum annual life benefit equivalent to the annual fee being paid to the Outside Director at the date of retirement. With respect to an Outside Director first elected after May 11, 1990, receipt of the maximum annual life benefit under the RPOD is subject to (a) minimum service for 5 years as an Outside Director and (b) retirement on or before the first day of the month following such Outside Director's 72nd birthday. The annual benefit received by an Outside Director elected after May 11, 1990, who has met the minimum 5-year service requirement, will be reduced by $500 for each year such Outside Director retires after their 65th birthday but prior to their 72nd birthday.

EMPLOYMENT CONTRACT

The Company entered into an employment contract with Mr. Niggli when he joined Nevada Power Company as President and Chief Operating Officer. The employment contract is for a three year term and provides for an initial base salary of $400,000 per year. Mr. Niggli will be provided with 26 years of credited service for the Retirement Plan, but the Company will only be responsible for paying the difference between the Retirement Plan benefit and any benefits being paid by previous employers. Mr. Niggli will also be included in the SERP, the LTIP, the Short-Term Incentive Plan and he will also be provided an automobile pursuant to the executive automobile policy. The employment contract also contains a change-in-control provision which would give Mr. Niggli an amount equal to 2.99 times the annual salary, and full vesting of his Retirement Plan and SERP benefits in the event the Company is sold or merged and Mr. Niggli terminates his employment with the Company.

SEVERANCE ALLOWANCE PLAN

     The Company has a Severance Allowance Plan (the "Severance Plan") for eligible employees under which any regular full-time or part-time employee of the Company will be eligible for severance benefits if terminated within three years after a change in control of the Company. The following are circumstances under which a change in control may occur: (a)the dissolution or liquidation of the Company; (b)a reorganization, merger, or consolidation with one or more corporations in which the Company is not the surviving corporation; (c)the sale, exchange, or transfer of Company stock resulting in any person or the person's affiliates owning more than 20 percent of the outstanding shares; (d)the election to the Company's Board of Directors of new members who were not originally nominated to the Board at the previous two annual meetings if, as a result of this election, new members constitute a majority of the Board, and
(e)the sale of all or substantially all of the Company's assets. These are the only business conditions under which the severance plan becomes effective.

     The severance benefit is payable in full at the time of the employee's termination and equals the employee's monthly base salary, plus any bonus, in effect during the month immediately preceding termination, times the total number of months of severance benefits (the "severance benefit period") to which the employee is entitled based upon the employee's years of service. The severance benefit period for each employee shall be determined under the following schedule:

                                                         Severance
          Company Seniority Except Officers            Benefit Period
          ---------------------------------            --------------

               6 Months to 5 Years      ...............      6 Months
               6 Years to 10 Years      ...............      9 Months
               11 Years to 20 Years     ...............     12 Months
               21 Years and over        ...............     18 Months

     The severance benefit period for officers will be 24 months, except for the Chief Executive Officer and Chief Operating Officer whose severance benefit period is 36 months. In addition, each eligible employee will receive continued medical and life insurance benefits during such severance benefit period. No amounts paid or payable under the Severance Plan shall reduce or offset any amounts payable under other plans maintained by the Company, including any amounts payable under the Company's Retirement Plan or 401(k) Plan; nor shall any amounts paid or payable under any such plans reduce or offset any amounts payable under the Severance Plan. No payments will be made under the Severance Plan, if combined with any other compensation from the Company, the payments constitute what is defined as "excess parachute payments" by the Internal Revenue Code. Excess parachute payments are defined as those amounts over three times an individual's annualized average total compensation at the Company for each of the five years preceding the change-in-control.

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
                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent public accountants for 1998 at the recommendation of the Audit Committee. Representatives of Deloitte & Touche LLP will be present at the 1998 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposal intended for consideration at the 1999 Annual Meeting must be received by the Company on or before November 12, 1998 to be included in the proxy materials for the 1999 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize Certified Mail-Return Receipt Requested.

                                 ANNUAL REPORT

     For further information with respect to the Company, reference is made to the 1997 Annual Report of the Company, a copy of which has been mailed to all shareholders of the Company.

                                 OTHER MATTERS

     The management knows of no matters to be presented at the meeting other than those mentioned above. However, if any other matters do properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting thereon.






                                   Richard L. Hinckely
                                   Richard L. Hinckley
                                      Secretary
Las Vegas, Nevada
March 12, l998

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
                          1997 ANNUAL MEETING MINUTES

     Copies of the minutes of the Company's 1997 Annual Meeting of Shareholders and/or the Company's 1997 Annual Report on Form 10-K, including the financial statements and the schedules thereto filed with the Securities and Exchange
Commission for the Company's most recent fiscal year, will be furnished upon written request to shareholders without charge. A copy may be obtained by calling our toll free number, 1-800-344-9239, or by writing to Shareholder Services, Nevada Power Company, P.O. Box 98669, Las Vegas, Nevada 89193-8669.

March 12, l998



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Nevada Power Company to be held at 2:00 P.M. on May 8, 1998, at the Stardust Resort & Casino, Conference Center, 3000 Las Vegas Boulevard South, Las Vegas, Nevada. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

At the meeting you will be asked to elect three directors to three-year terms.

Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly vote, sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.


Very truly yours,

                                            NP
C. Lenzie
Charles A. Lenzie                      NEVADA
Chairman of the Board                  POWER COMPANY
and Chief Executive Officer
                                     PLEASE DETACH HERE
------------------------------------------------------------------------------

The signing shareholder(s) hereby appoints Mary Lee Coleman, Charles A. Lenzie and J. A. Tiberti, or any one of them, with full power of substitution, the attorneys and proxies of the signing shareholder(s) to vote all shares of Common Stock of the Company which the signing shareholder(s) is entitled to vote at the Annual Meeting of Nevada Power Company to be held on May 8, 1998, at 2:00 PM and at any and all adjournments of such meeting.

MANAGEMENT RECOMMENDS A "FOR" VOTE FOR ITEM 1.


(1) ELECTION OF DIRECTORS       FOR all nominees    WITHHOLD AUTHORITY_____
    to the terms listed below   listed below____    for all nominees listed
                                (except as marked   below
                                to the contrary)

(INSTRUCTION: To withhold authority to vote for any individual nominee listed below, strike a line through the nominee's name.)


Three Year Term:  Fred D. Gibson, Jr.  Michael R. Niggli  Arthur M. Smith



                                        _____________________________________
                                                  (Signature)         (Date)

                                        _____________________________________
                                                  (Signature)         (Date)

                                       (Please sign EXACTLY as your name(s)
                                        appears on this ballot.  Joint owners
                                        must EACH sign.)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.